Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of First Commonwealth Financial Corporation on Form S-4 of our report dated August 19, 2005, relating to our audit of the consolidated financial statements, of Laurel Capital Group, Inc. as of and for the year ended June 30, 2005, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions “Experts” and “Selected Financial Data” in such Prospectus.

/s/ S. R. Snodgrass, A. C.

Wexford, PA
July 17, 2006